Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The Andersons, Inc. for the registration of $20,000,000 of its debenture bonds and to the incorporation by reference therein of our report dated January 25, 1999, with respect to the consolidated financial statements of The Andersons, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                     /s/Ernst & Young LLP

Toledo, Ohio
May 26, 1999